EXHIBIT 99.1

Energy-Efficient LED Lighting Manufacturer Orion Reports

Q3'19 Revenue of $16.3M and Reiterates Fiscal 2019 Growth Goal of 5-10%

MANITOWOC, WI, – February 7, 2019 – Orion Energy Systems, Inc. (NASDAQ: OESX) (Orion Lighting), a provider of enterprise-grade LED lighting and energy project solutions, today reported results for its fiscal 2019 third quarter (Q3’19) and nine months ended December 31, 2018. Orion will hold an investor call today at 10:00 a.m. ET (9:00 a.m. CT) to review its results and outlook for the balance of fiscal 2019 – call details below.

Financial Highlights

•	Q3’19 revenue rose 23% sequentially to $16.3M versus $13.2M in Q2'19.
•	Gross margin improved 630 basis points to 25.6% in Q3’19 versus Q2'19.
•	Total operating expenses were $4.8M in Q3’19, same as Q2’19, versus $6.5M in Q3’18, reflecting the benefit of continuing cost reductions and continued cost discipline.
•	Net loss narrowed to ($0.7M) or ($0.02) per share versus ($2.4M) or ($0.08) per share in Q2’19.
•	EBITDA loss narrowed to ($0.1M) in Q3’19 versus ($1.8M) in Q2'19.
•

In January, Orion announced an $11M letter of intent to retrofit a number of an existing customer's facilities and $3.6M in awards for LED lighting solutions for US Government facilities, demonstrating significant progress with national accounts and public sector customers.

•	Management is reiterating prior directional goal of 5-10% revenue growth in fiscal year 2019.

CEO Commentary

Mike Altschaefl, Orion’s CEO and Board Chair, commented, “Orion’s sequential revenue improvement in Q3'19 was principally due to expected strength from large national account customers, a favorable trend we expect will continue in the fourth quarter and into fiscal 2020.

“Orion’s turnkey design, engineering, manufacturing and project management capabilities represent a very clear competitive advantage for us among large enterprises seeking to benefit from the illumination benefits and energy savings of LED lighting across hundreds of locations nationwide. Few LED lighting providers are organized to serve every step of a custom retrofit project in a comprehensive, non-disruptive and timely fashion, from custom fixture design and initial site surveys to final installations. Incrementally, we are also able to help customers deploy state-of-the-art control systems that provide even greater long-term value from their lighting system investments.

"Looking forward, we are actively pursuing national account opportunities that leverage our customized, comprehensive turnkey project solutions, while also expanding our addressable market with high-quality, basic lighting systems to meet the needs of value-oriented customer segments served by our other market channels. Given our unique value proposition, capabilities and focus on customer service, we are optimistic about our business prospects and working to build sales momentum with existing and new customers.”

Updated Financial Outlook

Orion’s order bookings were $13.0M in Q3'19 and $45.1M for the first nine months of fiscal 2019, an increase of 1% over the first nine months of fiscal 2018. This order activity yielded an order backlog of $5.1M at the close of Q3’19, compared to $8.4M at the close of Q2’19. Reflecting Orion’s anticipated order activity and revenue to date, principally in the area of national accounts, management is reiterating its fiscal 2019 revenue growth goal of 5-10% communicated in its

Q2’19 results announcement. Orion reminds investors that its stated financial goals are directional targets - not explicit forecasts or projections.

Q3’19 Results

Orion’s Q3’19 revenue declined 5.6% to $16.3M compared to $17.3M in Q3'18 but improved 23.4% compared to Q2’19.

Gross margin declined to 25.6% in Q3'19 versus gross margin of 29.6% in Q3'18, principally reflecting less overhead absorption on lower revenue in the recent period. Gross margin continued to improve sequentially to 25.6% in Q3’19, compared to 19.3% in Q2'19 due to higher revenue, improved mix and cost management efforts.

Orion’s Q3’19 net loss improved to ($0.7M), or ($0.02) per share, versus ($1.4M), or ($0.05) per share in Q3’18, principally due to the impact of lower operating costs, which more than offset a decrease in gross profit. Orion's net loss was ($2.4M), or ($0.08) per share, in Q2'19.

Orion’s Q3’19 negative EBITDA narrowed to ($0.1M) from ($0.8M) in Q3'18.

Balance Sheet & Cash Flow

At the end of Q3’19, Orion had $6.6M in cash and cash equivalents and $3.3M in borrowings under its revolving credit facility. Net working capital was $8.6M and shareholder's equity totaled $18.7M. Cash flow from operating activities was a use of cash of $0.5M during the quarter.

During Q3'19 Orion secured a new $20.15 million revolving credit facility with Western Alliance Bank to increase its financing capacity and provide liquidity for operations and growth. The new facility replaced a $15 million facility, subject to borrowing base requirements on eligible receivables and inventory.

Conference Call Details

Date / Time:	Today, Thursday, Feb. 7, 2019 at 10:00 a.m. ET (9:00 a.m. CT)
Call Dial-In:	(877) 754-5294 or (678) 894-3013 for international
Webcast/Replay:	http://investor.oriones.com/events-and-presentations
Audio Replay:	(855) 859-2056, conference ID: 7797421 (available shortly after the call through 02/14/2019)

About Orion Energy Systems

Orion is a provider of enterprise-grade LED lighting and energy project solutions. Orion manufactures and markets connected lighting systems encompassing LED solid-state lighting and smart controls. Orion systems incorporate patented design elements that deliver significant energy, efficiency, optical and thermal performance that drive financial, environmental, and work-space benefits for a wide variety of customers, including nearly 40% of the Fortune 500.

Non-GAAP Measures

In addition to the GAAP results included in this presentation, Orion has also included the non-GAAP measures, EBITDA (earnings before interest, taxes, depreciation and amortization) and Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, and stock-based compensation) as measures of its quarterly performance. The Company has provided these non-GAAP measures to help investors better understand its core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to its competitors. Among other things, management uses EBITDA and Adjusted EBITDA to evaluate performance of the business and believes these measurements enable it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and the Company compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurements. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with generally accepted accounting principles.

Safe Harbor Statement

Certain matters discussed in this press release, including under the headings “Q3 Highlights,” “Updated Financial Outlook” and “CEO Commentary,” are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" or words of similar import. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected, including, but not limited to, the following: (i) our ability to achieve our expected revenue growth, gross margin, and EBITDA objectives in fiscal 2019 and beyond; (ii) our ability to achieve profitability and positive cash flows; (iii) our levels of cash and our limited borrowing capacity under our revolving line of credit; (iv) the availability of additional debt financing and/or equity capital; (v) our increasing emphasis on selling more of our products through third party distributors and sales agents, including our ability to attract and retain effective third party distributors and sales agents to execute our sales model; (vi) our ability to develop and participate in new product and technology offerings or applications in a cost effective and timely manner; (vii) our ability to manage the ongoing decreases in the average selling prices of our products as a result of competitive pressures in the evolving LED market; (viii) our ability to manage our inventory and avoid inventory obsolescence in a rapidly evolving LED market; (ix) our lack of major sources of recurring revenue and the potential consequences of the loss of one or more key customers or suppliers, including key contacts at such customers; (x) our ability to adapt to increasing convergence in the LED market; (xi) our ability to differentiate our products in a highly competitive market; (xii) the deterioration of market conditions, including our dependence on customers' capital budgets for sales of products and services; (xiii) our ability to complete and execute our strategy in a highly competitive market and our ability to respond successfully to market competition; (xiv) our increasing reliance on third parties for the manufacture and development of products and product components; (xv) our ability to successfully implement our strategy of focusing mainly on lighting solutions using LED technologies; (xvi) the market acceptance of our products and services; (xvii) our ability to realize expected cost savings on the timetable and amounts expected from our cost reduction initiatives; (xviii) adverse developments with respect to litigation and other legal matters pursuant to which we are subject; (xix) our failure to comply with the covenants in our revolving credit agreement; (xx) our fluctuating quarterly results of operations as we focus on new LED technologies and continue to focus investing in our third party distribution sales channel; (xxi) our ability to recruit, hire and retain talented individuals in all disciplines of our company; (xxii) price fluctuations, shortages or interruptions of component supplies and raw materials used to manufacture our products; (xxiii) our ability to defend our patent portfolio; (xxiv) a reduction in the price of electricity; (xxv) the cost to comply with, and the effects of, any current and future government regulations, laws and policies; (xxvi) potential warranty claims in excess of our reserve estimates; (xxvii) our inability to timely and effectively remediate any material weaknesses in our internal control of financial reporting and/or our failure to maintain an effective system of internal control over financial reporting; and (xxviii) the other risks described in our filings with the SEC. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://investor.oriones.com/ in the Investor Relations section of our Website.

Twitter: @OrionLightingIR

StockTwits: @Orion_LED_IR

Investor Relations Contacts

Bill Hull, CFO	William Jones; Tanya Kamatu
Orion Energy Systems, Inc.	Catalyst IR
(312) 660-3575	(212) 924-9800 or oesx@catalyst-ir.com

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	December 31, 2018	March 31, 2018
Assets
Cash and cash equivalents	$6,596	$9,424
Accounts receivable, net	6,096	8,736
Revenue earned but not billed	3,125	—
Inventories, net	9,024	7,826
Deferred contract costs	—	1,000
Prepaid expenses and other current assets	627	2,467
Total current assets	25,468	29,453
Property and equipment, net	12,056	12,894
Other intangible assets, net	2,554	2,868
Other long-term assets	255	110
Total assets	$40,333	$45,325
Liabilities and Shareholders’ Equity
Accounts payable	$11,345	$11,675
Accrued expenses and other	5,314	4,171
Deferred revenue, current	119	499
Current maturities of long-term debt	82	79
Total current liabilities	16,860	16,424
Revolving credit facility	3,329	3,908
Long-term debt, less current maturities	43	105
Deferred revenue, long-term	810	940
Other long-term liabilities	626	524
Total liabilities	21,668	21,901
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $0.01 par value: Shares authorized: 30,000,000 at December 31, 2018 and March 31, 2018; no shares issued and outstanding at December 31, 2018 and March 31, 2018	—	—
Common stock, no par value: Shares authorized: 200,000,000 at December 31, 2018 and March 31, 2018; shares issued: 39,011,019 at December 31, 2018 and 38,384,575 at March 31, 2018; shares outstanding: 29,571,944 at December 31, 2018 and 28,953,183 at March 31, 2018	—	—
Additional paid-in capital	155,642	155,003
Treasury stock, common shares: 9,439,075 at December 31, 2018 and 9,431,392 at March 31, 2018	(36,092)	(36,085)
Retained deficit	(100,885)	(95,494)
Total shareholders’ equity	18,665	23,424
Total liabilities and shareholders’ equity	$40,333	$45,325

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2018	2017	2018	2017
Product revenue	$13,952	$15,993	$38,350	$41,883
Service revenue	2,339	1,270	4,961	3,360
Total revenue	16,291	17,263	43,311	45,243
Cost of product revenue	10,508	11,181	29,599	30,587
Cost of service revenue	1,613	966	3,544	3,209
Total cost of revenue	12,121	12,147	33,143	33,796
Gross profit	4,170	5,116	10,168	11,447
Operating expenses:
General and administrative	2,269	2,878	7,681	11,370
Impairment of intangible assets	—	—	—	710
Sales and marketing	2,190	2,981	6,903	9,241
Research and development	298	616	1,057	1,519
Total operating expenses	4,757	6,475	15,641	22,840
Loss from operations	(587)	(1,359)	(5,473)	(11,393)
Other income (expense):
Other income	31	—	65	—
Interest expense	(77)	(74)	(335)	(225)
Amortization of debt issue costs	(31)	(28)	(31)	(83)
Interest income	2	5	8	12
Total other expense	(75)	(97)	(293)	(296)
Loss before income tax	(662)	(1,456)	(5,766)	(11,689)
Income tax expense	0	(23)	26	(23)
Net loss	$(662)	$(1,433)	$(5,792)	$(11,666)
Basic net loss per share attributable to common shareholders	$(0.02)	$(0.05)	$(0.20)	$(0.41)
Weighted-average common shares outstanding	29,568,986	28,909,847	29,376,959	28,734,394
Diluted net loss per share	$(0.02)	$(0.05)	$(0.20)	$(0.41)
Weighted-average common shares and share equivalents outstanding	29,568,986	28,909,847	29,376,959	28,734,394

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended December 31,
	2018	2017
Operating activities
Net loss	$(5,792)	$(11,666)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,006	1,050
Amortization of intangible assets	343	486
Stock-based compensation	639	868
Amortization of debt issue costs	31	83
Impairment of intangible assets	—	710
Provision for inventory reserves	(144)	701
Provision for bad debts	66	21
Other	8	12
Changes in operating assets and liabilities:
Accounts receivable, current and long-term	2,857	492
Revenue earned but not billed	(770)	—
Inventories	(367)	4,120
Deferred contract costs	—	(179)
Prepaid expenses and other assets	123	1,300
Accounts payable	555	30
Accrued expenses and other	(136)	(767)
Deferred revenue, current and long-term	(29)	(342)
Net cash used in operating activities	(1,610)	(3,081)
Investing activities
Purchases of property and equipment	(167)	(478)
Additions to patents and licenses	(29)	(43)
Net cash used in investing activities	(196)	(521)
Financing activities
Payment of long-term debt and capital leases	(58)	(132)
Proceeds from revolving credit facility	42,498	51,926
Payment of revolving credit facility	(43,078)	(54,933)
Payments to settle employee tax withholdings on stock-based compensation	(10)	(9)
Deferred financing costs	(377)	—
Net proceeds from employee equity exercises	3	6
Net cash used in financing activities	(1,022)	(3,142)
Net decrease in cash and cash equivalents	(2,828)	(6,744)
Cash and cash equivalents at beginning of period	9,424	17,307
Cash and cash equivalents at end of period	$6,596	$10,563

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED EBITDA AND ADJUSTED EBITDA RECONCILIATION

(in thousands)

	Three Months Ended			Nine Months Ended
	Dec. 31, 2018	Sep. 30, 2018	Dec. 31, 2017	Dec. 31, 2018	Dec. 31, 2017
Net Loss	$(662)	$(2,438)	$(1,433)	$(5,792)	$(11,666)
Interest	75	166	69	327	213
Taxes	—	4	(23)	26	(23)
Depreciation	327	332	349	1,006	1,050
Amortization of intangible assets	111	111	162	343	486
Amortization of debt issue costs	31	—	28	31	83
EBITDA	$(118)	$(1,825)	$(848)	$(4,059)	$(9,857)
Stock-based compensation	200	211	250	639	868
Adjusted EBITDA	$82	$(1,614)	$(598)	$(3,420)	$(8,989)